Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Partners, Inc./ING Investors Trust

We consent to the use of our reports dated February 25, 2010, incorporated herein by reference, on the financial statements of ING Legg Mason ClearBridge Aggressive Growth Portfolio, a series of ING Partners, Inc., and ING Large Cap Growth Portfolio, a series of ING Investors Trust, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

October 25, 2010